Exhibit 21.1

SUBSIDIARIES OF JELD-WEN HOLDING, INC.*

Legal Name	Jurisdiction of Incorporation or Organization

Pelican Insurance, Ltd.	Bermuda
J&W Risk Services, Inc.	Oregon
JELD-WEN, Inc.	Delaware
Harbor Isles, LLC	Oregon
Creative Media Development, Inc.	Oregon
American Millwork, Inc.	Nevada
JELD-WEN Door Replacement Systems, Inc.	Oregon
West One Automotive Group, Inc.(1)	Oregon
JW NCP, LLC	Oregon
JW NC Everett, LLC	Oregon
Karona, Inc.	Michigan
JW International Holdings, Inc.	Nevada
Builders Paradise – Caymans	Grand Cayman
Builders Paradise Supplies, N.V.	St. Maarten
Builders Paradise (St. Kitts) Ltd.	St. Kitts
JELD-WEN of Canada, Ltd.	Canada
JELD-WEN de Mexico, S.A. de C.V.	Mexico
JELD-WEN Chile S.A.	Chile
JW Global Holdings, Ltd.	British Virgin Islands
JELD-WEN A/S	Denmark
JELD-WEN Danmark A/S	Denmark
JELD-WEN Deutschland Holding GmbH	Germany
JELD-WEN Deutschland GmbH & Co. KG	Germany
JELD-WEN Magyarország Kft.	Hungary
JELD-WEN Österreich GmbH	Austria
JELD-WEN Türen GmbH	Austria
JELD-WEN Suomi Oy	Finland
OOO JELD-WEN Russia	Russia
JELD-WEN Schweiz AG	Switzerland
ZARGAG Zargen + Türen AG	Switzerland
JELD-WEN Eesti AS	Estonia
JELD-WEN Sverige AB	Sweden
JELD-WEN Norge AS	Norway
Dooria AS	Norway
Dooria Norge AS	Norway
Dooria AB	Sweden
Dooria Gagnef AB	Sweden
Dooria Kungsäter AB	Sweden
Vännäs Dörr AB	Sweden
JELD-WEN of Latvia, SIA	Latvia
JELD-WEN France, S.A.S.	France
RJAC, Ltd.	United Kingdom
JELD-WEN UK, Ltd.	United Kingdom
JELD-WEN Australia Pty, Ltd.	Australia
Corinthian Industries (Holdings) Pty. Ltd.	Australia
Corinthian Industries (Australia) Pty. Ltd.	Australia
Baltic Doors Pty. Ltd.	Australia
JELD-WEN New Zealand Ltd.	New Zealand
Stegbar Pty. Ltd.	Australia
JELD-WEN Management Services Pty. Ltd.	Australia
Regency (Showerscreens & Wardrobes) Pty. Ltd.	Australia
Airlite Windows Pty. Ltd.	Australia

JELD-WEN Glass Australia Pty. Ltd.	Australia
Corinthian Industries (Asia) SDN BHD	Malaysia
Aneeta Window Systems (Vic) Pty Ltd	Australia
Aneeta Window Systems (Australasia) Pty Ltd	Australia
Aneeta Window Systems (Sales) Pty Ltd	Australia
Aneeta Window Systems (NSW) Pty Ltd	Australia
Aneeta Window Systems (WA) Pty Ltd	Australia
Aneeta Window Systems (QLD) Pty Ltd	Australia
Aneeta Window Systems (NZ) Pty Ltd	New Zealand
Trend Windows & Doors Pty Ltd	Australia
Trend Glass Pty Ltd	Australia
Fenestra Hardware Specialists Pty Ltd	Australia
ArcPac Building Products Limited	Australia
Breezway Bidco Pty Ltd	Australia
Breezway Australia (Holdings) Pty Ltd	Australia
Breezway Australia Pty Ltd	Australia
Breezway Malaysia SND BHD	Malaysia
Breezway North America Inc.	California

(1)	Owned 50% by JELD-WEN, Inc.

*	Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of JELD-WEN Holding, Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the Company’s most recently completed fiscal year.